                As filed with the Securities and Exchange Commission
                                   on July 8, 1998

                                             Registration Number 33-15920


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                         ___________________________________


                           POST-EFFECTIVE AMENDMENT NO. 2
                                         TO
                           FORM S-8 REGISTRATION STATEMENT
                          UNDER THE SECURITIES ACT OF 1933
                         ___________________________________


                                CERIDIAN CORPORATION
               (Exact name of registrant as specified in its charter)

                    DELAWARE                      52-0278528
               (State of incorporation)           (I.R.S. Employer
                                                  Identification Number)
                                 ___________________


                               8100 34th Avenue South
                            Minneapolis, Minnesota 55425
                                    612-853-8100
          (Address and telephone number of Registrant's principal executive offices)
                                ____________________

                    CERIDIAN CORPORATION PERSONAL INVESTMENT PLAN
                              (Full title of the Plan)
                                 ___________________

                                   John A. Haveman
                            Vice President and Secretary
                                Ceridian Corporation
                               8100 34th Avenue South
                            Minneapolis, Minnesota 55425
                                   (612) 853-7425
              (Name, address and telephone number of agent for service)

          This Post-Effective Amendment also constitutes Post-Effective Amendment No. 1 to Ceridian Corporation's Registration Statements on Form S-8, File Numbers 2-93345 and 2-81865.

                                CERIDIAN CORPORATION

          Termination of Registration Statements.

               Ceridian Corporation ("Ceridian"), formerly known as Control Data Corporation, established its Personal Investment Plan (the
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         "Plan") in 1983.  Because the Plan is a "qualified plan" under
          Section 401(a) of the Internal Revenue Code and subject to tax deferral treatment under Section 401(k) of the Internal Revenue Code, it provides employees of Ceridian and its subsidiaries with the opportunity to save part of their income on a pre-tax basis and to have those savings accumulate in tax-deferred investment funds until termination of active employment. Because one of the investment funds available under the Plan invests in shares of Ceridian's common stock, Ceridian registered, under the Securities Act of 1933, a total of 1,000,000 shares of its common stock for issuance under the Plan on a series of three Registration Statements on Form S-8, File Numbers 2-81865, 2-93345 and 33-15920, the latest of which was filed with the Securities Exchange Commission (the "Commission") in July 1987.

               Because all of the 1,000,000 shares of Ceridian common stock registered on these three Registration Statements that could be offered and sold under the Plan has been sold, these three Registration Statements can be terminated. As a result, Ceridian hereby files this Post-Effective Amendment to terminate its Form S-8 Registration Statement File Number 2-81865, its Form S-8 Registration Statement File Number 2-93345, and its Form S-8 Registration Statement File Number 33-15920. Shares of Ceridian common stock (and Plan interests) that may currently be offered and sold under the Plan have been registered under the Securities Act of 1933 on a Registration Statement on Form S-8, File No. 33-56833, filed with the Commission on December 13, 1994. This Registration Statement remains effective.
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
                                        SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, as of July 8, 1998.

                                        CERIDIAN CORPORATION

                                        By:  /s/ John A. Haveman
                                             John A. Haveman
                                             Vice President and Secretary

               Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed as of July 8, 1998 by the following persons in the capacities indicated.

          */s/ Lawrence Perlman         */s/ Richard G. Lareau
          Lawrence Perlman              Richard G. Lareau, Director
          Chairman and Chief
          Executive Officer
          (Principal Executive
           Officer and Director)        */s/ Ronald T. LeMay
                                        Ronald T. LeMay, Director
          */s/ J.R. Eickhoff
          J. R. Eickhoff                */s/ George R. Lewis
          Executive Vice President      George R. Lewis, Director
          and Chief Financial Officer
          (Principal Financial Officer)
                                        */s/ Charles Marshall
          */s/ Loren D. Gross           Charles Marshall, Director
          Loren D. Gross
          Vice President and
          Corporate Controller          Ronald A. Matricaria, Director
          (Principal Accounting
           Officer)                     */s/Carole J. Uhrich, Director
                                        Carole J. Uhrich, Director
          */s/ Ruth M. Davis
          Ruth M. Davis, Director       */s/ Richard W. Vieser
                                        Richard W. Vieser, Director

                                        */s/ Paul S. Walsh
          Robert H. Ewald, Director     Paul S. Walsh, Director


          *By: /s/ John A. Haveman
               Attorney-in-fact

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, State of Minnesota, as of July 8, 1998.

                              CERIDIAN CORPORATION PERSONAL INVESTMENT PLAN

                              By:  Ceridian Corporation Retirement
                                   Committee

                              By:  /s/ John A. Haveman
                                   John A. Haveman
                                   Secretary to and Member of Ceridian
                                   Corporation Retirement Committee